SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 18, 2020
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On June 18, 2020 (the “Closing Date”), Scientific Industries, Inc. (the “Company) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 1,349,850 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 1,349,850 shares of common stock (the “Warrant Shares”), at an offering price of $4.50 per share, for a total consideration of $6,074,325. The Company intends to use the net proceeds from the sale of the securities for the development of the business of its wholly owned subsidiary, Scientific Bioprocessing, Inc. (“SBI”).

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $9.00 per share. The Warrants are immediately exercisable and expire five years from their date of issuance. If at any time commencing 12 months from the Closing Date, but before the expiration of the Warrant, the volume weighted average pricing of the Company’s common stock exceeds $18.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) for each of thirty consecutive trading days, then the Company may, at any time in its sole discretion, call for the exercise of the Warrants, in their entirety.

Pursuant to the Purchase Agreement, the Company has agreed that, no later than the date that is ten (10) months after the Closing Date, the Company shall prepare and file with the Securities and Exchange Commission a registration statement so as to permit the registered resale of the Shares and the Warrant Shares. The Company shall use its best efforts to have such registration statement declared effective for a period of one (1) year following the initial date of effectiveness. In addition, the holders of a majority of the Shares and Warrant Shares shall have the right, exercisable at any time prior to the fifth (5th ) anniversary of the Closing Date, to request that the Company file with the Securities and Exchange Commission a registration statement for all or part of the Shares and Warrant Shares beneficially owned by the holders of such securities.

The sale was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws, as a sale to “accredited investors” as defined in Rule 501(a) of the Securities Act.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Shares, Warrant Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the form of Purchase Agreement and the form of Warrant are attached hereto as exhibits. This summary description does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement and the form of Warrant which are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.	Description

4.1	Form of Warrant issued by the Company to the Investors
10.1	Form of Purchase Agreement, by and between the Company and
the Investors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: June 18, 2020	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer